Exhibit 99.1

WhiteHorse Finance, Inc. Announces Fourth Quarter and Full Year 2019 Earnings Results

NEW YORK, NY, March 2, 2020 – WhiteHorse Finance, Inc. (“WhiteHorse Finance” or the “Company”) (NASDAQ: WHF) today announced its financial results for the year ended December 31, 2019.

Fourth Quarter 2019 Summary Highlights

•	Net Asset Value of $313.0 million, or $15.23 per share, compared to $15.35 per share in 2018

•	Investment portfolio(1) totaling $589.7 million

•	STRS JV investment portfolio totaling $97.3 million

•	Gross investment deployments(2) of $150.6 million for the fourth quarter, including new originations of $137.8 million and $12.8 million of fundings for add-ons to existing investments

•	Gross investment deployments(2) of $358.2 million for the year, including new originations of $288.6 million and $69.6 million of fundings for refinancings and add-ons to existing investments

•	Net investment income of $7.7 million, or $0.375 per share, for the fourth quarter

•	Core net investment income of $7.9 million, or $0.385 per share(3), for the fourth quarter

•	Annual net investment income of $31.2 million, or $1.518 per share

•	Annual core net investment income of $31.1 million, or $1.515 per share(3)

•	Annual distributions of $1.615 per share, including special distributions of $0.195 per share

(1) Includes investments in WHF STRS Ohio Senior Loan Fund LLC (“STRS JV”), an unconsolidated joint venture, totaling $33.3 million, at fair value.

(2) Excludes investments made in STRS JV.

(3) Core net investment income is a non-GAAP financial measure. The Company believes that core net investment income provides useful information to investors and management because it reflects the Company's financial performance excluding (i) the net impact of costs associated with the refinancing of the Company’s indebtedness, (ii) the accrual of the capital gains incentive fee attributable to net realized and unrealized gains and losses, and (iii) excise and other income taxes related to such net realized gains and losses (net of incentive fees). The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. Additional information on core net investment income and a reconciliation of core net investment income to its most directly comparable GAAP financial measure, net investment income, are set forth in Schedule 1 hereto.

Stuart Aronson, WhiteHorse Finance’s Chief Executive Officer commented, “During the fourth quarter, we maintained our focus on strong credit quality and successfully originated 13 new first-lien loans. We continue to transfer qualified assets to our joint venture. At end of the quarter, the joint venture has a total of 10 portfolio companies in its portfolio. Due to the strong deployment in the quarter, our net leverage increased markedly from 68% to 88%, further closing the gap to our target leverage range. With the uncertainty in global trade environment and potential pandemic risk, we will continue leveraging our differentiated three-tiered sourcing infrastructure backed by H.I.G. to prudently deploy capital into high credit quality opportunities, further increase portfolio diversification and ultimately enhance shareholder value.”

Portfolio and Investment Activity

As of December 31, 2019, the fair value of WhiteHorse Finance’s investment portfolio was $589.7 million, compared with $469.6 million as of December 31, 2018. The portfolio at December 31, 2019 consisted of 66 positions across 51 companies with a weighted average effective yield of 10.4% on income-producing debt investments. The average debt investment size (excluding investments in STRS JV) was $10.0 million with the overall portfolio comprised of 81% in first lien secured loans, 11% in second lien secured loans, 3% in equity and the remainder in investments in STRS JV. Substantially, all loans were variable-rate investments (primarily indexed to LIBOR), with nearly all performing floating rate investments having interest rate floors.

During the three months ended December 31, 2019, WhiteHorse Finance transferred assets totaling $31.0 million in exchange for a net investment in STRS JV of approximately $5.5 million as well as cash proceeds of $25.5 million. The Company also contributed an additional $3.1 million in cash to STRS JV during the quarter to fund an investment. As of December 31, 2019, the Company’s investment in STRS JV was approximately $33.3 million, at fair value.

In addition to the transactions with STRS JV, WhiteHorse Finance made investments in thirteen new portfolio companies totaling $137.8 million. Also, the Company added $12.8 million to existing portfolio companies, exclusive of refinancing. Gross proceeds from sales and repayments (inclusive of refinancing activities but excluding asset transfers to STRS JV as well as an additional $0.2 million in net repayments on revolvers) totaled approximately $68.3 million for the quarter. The activity was driven by 5 full repayments: Crews of California, Inc. ($18.7 million), Multicultural Radio Broadcasting, Inc. ($16.6 million), StackPath, LLC ($15.5 million), London Trust Media Incorporated ($10.5 million) and Sunteck / TTS Holdings, LLC ($3.5 million).

During the year ended December 31, 2019, WhiteHorse Finance transferred assets totaling $87.4 million in exchange for a net investment in STRS JV of $29.8 million as well as cash proceeds of $57.7 million. The Company also contributed an additional $3.1 million cash to STRS JV for its direct investment.

In addition to the transactions with STRS JV during the year ended December 31, 2019, WhiteHorse Finance invested $288.6 million across twenty-eight new portfolio companies. The Company also invested $28.5 million in existing portfolio companies exclusive of refinancing. Gross proceeds from sales and repayments (exclusive of refinancing activities and asset transfers to STRS JV) totaled approximately $151.4 million for the year. Three refinancings occurred during 2019 resulting in net repayments of approximately $0.6 million.

WHF STRS Ohio Senior Loan Fund LLC

As of December 31, 2019, STRS JV’s portfolio totaled $97.3 million, consisted of 10 portfolio companies and had a weighted average effective yield of 8.5%.

Results of Operations

For the three months and year ended December 31, 2019, net investment income was approximately $7.7 million and $31.2 million, respectively, compared with approximately $8.0 million and $25.0 million for the same periods in the prior year. The increase in net investment income for the year-over-year period was primarily attributable to increases in fee and paid-in-kind (“PIK”) income as well as a decrease in the capital gains incentive fees expense recognized for the year ended December 31, 2019. The increase in fee income as compared to the prior year was a result of a high volume of nonrecurring, fee-generating events in 2019 primarily from prepayments as well as amendments and waivers. The decrease in incentive fees was due to a decrease in the capital gains incentive fees component recorded during 2019. For the three months and year ended December 31, 2019, core net investment income, a non-GAAP financial measure that excludes capital gains incentive fee accruals, the net effects of excise or other income taxes related to net realized gains and losses, and the associated costs of refinancing the Company’s indebtedness, was $7.9 million and $31.1 million, respectively, compared with $8.2 million and $30.7 million for the same periods in the prior year, representing a decrease of approximately 3.7% and an increase of 1.3%, respectively.

For the three months and year ended December 31, 2019, WhiteHorse Finance reported a net realized and unrealized gain on investments and foreign currency transactions of $1.1 million and a net realized and unrealized loss on investments and foreign currency transactions of $0.4 million, respectively. This compares with a net realized and unrealized loss on investments and foreign currency transactions of $3.1 million and a net realized and unrealized gain on investments and foreign currency transactions of $32.3 million for the three months and year ended December 31, 2018, respectively. The decrease for the year-over-year period was primarily attributable to realized gains generated by the sale of the Company’s equity investment in Aretec in 2018.

WhiteHorse Finance reported a net increase in net assets resulting from operations of approximately $8.8 million and $30.8 million for the three months and year ended December 31, 2019, respectively, which compares with a net increase of $4.9 million and $57.3 million for the three months and year ended December 31, 2018, respectively

WhiteHorse Finance’s NAV was $313.0 million, or $15.23 per share, as of December 31, 2019, as compared with $315.5 million, or $15.36 per share, as of September 30, 2019. As of December 31, 2018, WhiteHorse Finance’s NAV was $315.3 million, or $15.35 per share.

Liquidity and Capital Resources

As of December 31, 2019, WhiteHorse Finance had cash and cash equivalents of $27.5 million, as compared with $22.2 million as of September 30, 2019, inclusive of restricted cash. As of December 31, 2019, the Company also had $11.1 million of undrawn capacity under its revolving credit facility.

Distributions

On December 9, 2019, the Company declared a regular distribution of $0.355 per share for the quarter ended December 31, 2019, consistent for the twenty-ninth consecutive quarter since the Company’s IPO. The distribution was paid on January 3, 2020 to shareholders of record as of December 19, 2019.

Distributions are paid from taxable earnings and may include return of capital and/or capital gains. The specific tax characteristics of the distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in the Company's periodic reports filed with the Securities and Exchange Commission.

Conference Call

WhiteHorse Finance will host a conference call to discuss its fourth quarter and fiscal year-end results at 2:00 p.m. ET on Monday, March 2, 2020. To access the teleconference, please dial 706-758-9224 (domestic and international) approximately 10 minutes before the teleconference’s scheduled start time and reference ID # 2483375. Investors may also access the call on the investor relations portion of the Company’s website at www.whitehorsefinance.com.

If you are unable to access the live teleconference, a replay will be available beginning approximately two hours after the call’s completion through March 16, 2020. The teleconference replay can be accessed by dialing 404-537-3406 (domestic and international) and entering ID #2483375. A webcast replay will also be available on the investor relations portion of the Company’s website at www.whitehorsefinance.com.

About WhiteHorse Finance, Inc.

WhiteHorse Finance is a business development company that originates and invests in loans to privately held, lower middle market companies across a broad range of industries. The Company's investment activities are managed by H.I.G. WhiteHorse Advisers, LLC, an affiliate of H.I.G. Capital, LLC, (“H.I.G. Capital”). H.I.G. Capital is a leading global alternative asset manager with $35 billion of capital under management(4) across a number of funds focused on the small and mid-cap markets. For more information about H.I.G. Capital, please visit http://www.higcapital.com. For more information about the Company, please visit http://www.whitehorsefinance.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

(4) Based on total capital commitments managed by H.I.G. Capital and affiliates.

SCHEDULE 1

As a supplement to GAAP financial measures, the Company has provided information relating to core net investment income, which is a non-GAAP measure. This measure is provided in addition to, but not as a substitute for, net investment income determined in accordance with GAAP. The Company’s non-GAAP measures may differ from similar measures by other companies, even if similar terms are used to identify such measures. Core net investment income represents net investment income adjusted to exclude the net impact of costs associated with the refinancing of the Company’s indebtedness, the accrual of the capital gains incentive fee attributable to net realized and unrealized gains and losses, and excise or other income taxes related to such net realized gains and losses (net of incentive fees). There were no excise or other income taxes related to net realized gains and losses for the quarter and year ended December 31, 2019. Additionally, the Company did not refinance any of its indebtedness for the quarter and year ended December 31, 2019.

The following table provides a reconciliation of net investment income to core net investment income for the three months ended December 31, 2019 and December 31, 2018 (in thousands, except per share data):

	December 31, 2019		December 31, 2018
	Amount	Per Share Amounts	Amount	Per Share Amounts
Net investment income	$7,702	$0.375	$8,040	$0.391
Net impact of costs associated with refinancing of indebtedness	-	-	-	-
Accrual for capital gains incentive fee	212	0.010	(621)	(0.030)
Net impact of excise tax expense related to net realized gains and losses	-	-	754	0.037
Core net investment income	$7,914	$0.385	$8,173	$0.398

The following table provides a reconciliation of net investment income to core net investment income for the year ended December 31, 2019 and December 31, 2018 (in thousands, except per share data):

	December 31, 2019		December 31, 2018
	Amount	Per Share Amounts	Amount	Per Share Amounts
Net investment income	$31,196	$1.518	$25,000	$1.217
Net impact of costs associated with refinancing of indebtedness	-	-	259	0.013
Accrual for capital gains incentive fee	(71)	(0.003)	4,707	0.229
Net impact of excise tax expense related to net realized gains and losses	-	-	754	0.037
Core net investment income	$31,125	$1.515	$30,720	$1.496

WhiteHorse Finance, Inc.

Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share data)

	December 31, 2019	December 31, 2018
Assets
Investments, at fair value
Non-controlled/non-affiliate company investments	$546,744	$459,399
Non-controlled affiliate company investments	9,651	10,165
Controlled affiliate company investments	33,293	—
Total investments, at fair value (amortized cost $597,725 and $477,839, respectively)	589,688	469,564
Cash and cash equivalents	4,294	24,148
Restricted cash and cash equivalents	23,252	9,584
Interest receivable	6,010	4,616
Amounts receivable on unsettled investment transactions	360	5,608
Prepaid expenses and other receivables	7,620	575
Total assets	$631,224	$514,095

Liabilities
Debt	$298,924	$175,953
Distributions payable	7,294	7,294
Management fees payable	8,290	11,193
Amounts payable on unsettled investment transactions	—	445
Interest payable	1,674	1,562
Accounts payable and accrued expenses	1,944	2,322
Advances received from unfunded credit facilities	143	30
Total liabilities	318,269	198,799

Commitments and contingencies
Net assets
Common stock, 20,546,032 and 20,546,032 shares issued and outstanding, par value $0.001 per share, respectively, and 100,000,000 shares authorized	21	21
Paid-in capital in excess of par	300,744	301,557
Accumulated undistributed (overdistributed) earnings	12,190	13,718
Total net assets	312,955	315,296
Total liabilities and total net assets	$631,224	$514,095
Number of shares outstanding	20,546,032	20,546,032
Net asset value per share	$15.23	$15.35

WhiteHorse Finance, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Years ended December 31,
	2019	2018	2017
Investment income
From non-controlled/non-affiliate company investments
Interest income	$56,566	$56,208	$49,233
Fee income	8,398	4,906	2,858
From non-controlled affiliate company investments
Dividend income	1,173	2,132	2,713
From controlled affiliate company investments
Interest income	936	—	—
Total investment income	67,073	63,246	54,804

Expenses
Interest expense	13,468	11,599	9,811
Base management fees	11,300	10,511	9,508
Performance-based incentive fees	7,710	12,134	6,553
Administrative service fees	646	684	696
General and administrative expenses	2,337	2,646	2,024
Total expenses, before fees waived	35,461	37,574	28,592
Base management fees waived	(397)	(270)	—
Total expenses, net of fees waived	35,064	37,304	28,592
Net investment income before excise tax	32,009	25,942	26,212
Excise tax	813	942	—
Net investment income after excise tax	31,196	25,000	26,212

Realized and unrealized gains (losses) on investments and foreign currency transactions
Net realized gains (losses)
Non-controlled/non-affiliate company investments	(409)	(216)	108
Non-controlled affiliate company investments	—	32,950	—
Foreign currency transactions	1	—	—
Net realized gains (losses)	(408)	32,734	108
Net change in unrealized appreciation (depreciation)
Non-controlled/non-affiliate company investments	388	(5,136)	(1,620)
Non-controlled affiliate company investments	(514)	4,703	9,748
Controlled affiliate company investments	363	—	—
Translation of assets and liabilities in foreign currencies	(184)	—	—
Net change in unrealized appreciation (depreciation)	53	(433)	8,128
Net realized and unrealized gains (losses) on investments and foreign currency transactions	(355)	32,301	8,236
Net increase in net assets resulting from operations	$30,841	$57,301	$34,448

Per Common Share Data
Basic and diluted earnings per common share	$1.50	$2.79	$1.77
Dividends and distributions declared per common share	$1.62	$1.42	$1.42
Basic and diluted weighted average common shares outstanding	20,546,032	20,538,971	19,433,003

WhiteHorse Finance, Inc.

Consolidated Schedule of Investments

December 31, 2019

(in thousands)

Investment Type(1)	Spread Above Index(2)	Interest Rate(3)	Acquisition Date(10)	Maturity Date	Principal/ Share Amount	Amortized Cost	Fair Value(11)	Fair Value As A Percentage of Net Assets
North America
Debt Investments
Advertising
Fluent, LLC
First Lien Secured Term Loan	L+ 7.00% (0.50% Floor)	8.80%	03/26/18	03/26/24	9,337	$9,337	$9,337	2.98%
Agricultural & Farm Machinery
Bad Boy Mowers Acquisition, LLC
First Lien Secured Term Loan	L+ 5.75% (1.00% Floor)	7.38%	12/19/19	12/06/25	10,385	10,073	10,073	3.22
Air Freight & Logistics
Access USA Shipping, LLC
First Lien Secured Term Loan	L+ 8.00% (1.50% Floor)	9.80%	02/08/19	02/08/24	5,651	5,581	5,600	1.79
Application Software
Newscycle Solutions, Inc.
First Lien Secured Term Loan	L+ 7.00% (1.00% Floor)	8.80%	06/14/19	12/29/22	5,263	5,174	5,136	1.64
First Lien Secured Revolving Loan(7)	L+ 6.50% (1.00% Floor)	9.77%	06/14/19	12/29/22	265	262	259	0.08
					5,528	5,436	5,395	1.72
Automotive Retail
Team Car Care Holdings, LLC
First Lien Secured Term Loan(12)	base rate+ 7.99% (1.00% Floor)	10.05%	02/26/18	02/26/23	16,722	16,485	16,722	5.34
BW Gas & Convenience Holdings, LLC
First Lien Secured Term Loan	L+ 6.25% (1.00% Floor)	8.00%	11/15/19	11/18/24	8,500	8,164	8,168	2.61
					25,222	24,649	24,890	7.95
Broadcasting
Alpha Media, LLC
First Lien Secured Term Loan	L+ 6.00% (1.00% Floor)	7.87%	08/14/18	02/25/22	5,405	5,299	5,405	1.73
Rural Media Group, Inc.
First Lien Secured Term Loan	L+ 7.71% (1.00% Floor)	9.64%	12/29/17	12/29/22	7,133	7,050	6,991	2.23
					12,538	12,349	12,396	3.96
Cable & Satellite
Bulk Midco, LLC
First Lien Secured Term Loan	P+ 6.27% (1.00% Floor)	11.02%	06/08/18	06/08/23	15,000	14,845	14,250	4.45
Communications Equipment
Sorenson Communications, LLC
First Lien Secured Term Loan	L+ 6.50% (0.00% Floor)	8.44%	03/15/19	03/15/24	4,875	4,749	4,857	1.55
Data Processing & Outsourced Services
FPT Operating Company, LLC/ TLabs Operating Company, LLC
First Lien Secured Term Loan	L+ 8.25% (1.00% Floor)	9.94%	06/07/19	06/07/24	24,907	24,685	24,284	7.76
Geo Logic Systems Ltd.(5)
First Lien Secured Term Loan(13)	C+ 6.25% (1.00% Floor)	8.26%	12/19/19	12/19/24	21,718	16,231	16,415	5.25
First Lien Secured Revolving Loan(7)(13)	C+ 6.25% (1.00% Floor)	8.26%	12/19/19	12/19/24	—	—	—	—
					46,625	40,916	40,699	13.01

WhiteHorse Finance, Inc.

Consolidated Schedule of Investments — (Continued)

December 31, 2019

(in thousands)

Investment Type(1)	Spread Above Index(2)	Interest Rate(3)	Acquisition Date(10)	Maturity Date	Principal/ Share Amount	Amortized Cost	Fair Value(11)	Fair Value As A Percentage of Net Assets
Department Stores
Mills Fleet Farm Group, LLC
First Lien Secured Term Loan	L+ 7.00% (1.00% Floor)	9.04% (0.75% PIK)	10/24/18	10/24/24	14,883	$14,591	$13,544	4.33%

Distributors
Crown Brands, LLC
First Lien Secured Term Loan	L+ 8.00% (1.50% Floor)	9.80%	01/28/19	01/25/24	5,727	5,610	5,596	1.79
First Lien Secured Delayed Draw Loan(7)	L+ 8.00% (1.50% Floor)	9.80%	01/28/19	01/25/24	—	—	(2)	—
					5,727	5,610	5,594	1.79
Diversified Chemicals
Sklar Holdings, Inc.
First Lien Secured Term Loan	L+ 6.00% (1.00% Floor)	7.99% (1.00% PIK)	11/13/19	05/13/23	8,902	8,731	8,731	2.79
First Lien Secured Revolving Loan(7)	L+ 6.00% (1.00% Floor)	7.99% (1.00% PIK)	11/13/19	05/13/20	—	—	2	—
					8,902	8,731	8,733	2.79
Diversified Support Services
ImageOne Industries, LLC
First Lien Secured Term Loan	L+ 10.00% (1.00% Floor)	11.80% (4.00% PIK)	01/11/18	01/11/23	7,261	7,097	6,898	2.20
First Lien Secured Revolving Loan(4)	L+ 10.00% (1.00% Floor)	11.94% (4.00% PIK)	07/22/19	12/12/22	525	525	525	0.17
NNA Services, LLC
First Lien Secured Term Loan	L+ 7.00% (1.50% Floor)	8.84%	10/16/18	10/16/23	9,889	9,739	9,889	3.16
					17,675	17,361	17,312	5.53
Education Services
EducationDynamics, LLC
First Lien Secured Term Loan	L+ 7.50% (1.00% Floor)	9.42%	11/26/19	11/26/24	11,750	11,520	11,519	3.68

Environmental & Facilities Services
WH Lessor Corp.
First Lien Secured Term Loan	L+ 6.00% (1.00% Floor)	7.79%	12/26/19	12/26/24	6,458	6,330	6,329	2.02
First Lien Secured Revolving Loan(7)	L+ 6.00% (1.00% Floor)	7.79%	12/26/19	12/26/24	—	—	—	—
					6,458	6,330	6,329	2.02
Food Retail
AG Kings Holdings, Inc.
First Lien Secured Term Loan(8)	L+ 11.00% (1.00% Floor)	15.75% (2.00% PIK)	08/10/16	08/10/21	13,250	12,837	7,668	2.45

Health Care Facilities
Grupo HIMA San Pablo, Inc.
First Lien Secured Term Loan A	L+ 9.00% (1.50% Floor)	10.94%	05/15/19	04/30/19	3,855	3,855	3,276	1.05
First Lien Secured Term Loan B	L+ 9.00% (1.50% Floor)	10.94%	02/01/13	04/30/19	13,511	13,511	11,484	3.67
Second Lien Secured Term Loan(8)	N/A	15.75% (2.00% PIK)	02/01/13	07/31/18	1,028	1,024	—	—
					18,394	18,390	14,760	4.72

WhiteHorse Finance, Inc.

Consolidated Schedule of Investments — (Continued)

December 31, 2019

(in thousands)

Investment Type(1)	Spread Above Index(2)	Interest Rate(3)	Acquisition Date(10)	Maturity Date	Principal/ Share Amount	Amortized Cost	Fair Value(11)	Fair Value As A Percentage of Net Assets
Health Care Services
CHS Therapy, LLC
First Lien Secured Term Loan A	L+ 8.50% (1.50% Floor)	10.44%	06/14/19	06/14/24	7,615	$7,486	$7,615	2.43%
Lab Logistics, LLC
First Lien Secured Term Loan	L+ 6.50% (1.00% Floor)	8.56%	10/16/19	09/25/23	107	106	106	0.03
First Lien Secured Delayed Draw Loan(7)	L+ 6.50% (1.00% Floor)	8.44%	10/16/19	09/25/23	5,289	5,251	5,251	1.68
PMA Holdco, LLC
First Lien Secured Term Loan	L+ 7.75% (1.00% Floor)	9.69%	06/28/18	06/28/23	12,784	12,595	12,720	4.06
					25,795	25,438	25,692	8.20
Home Furnishings
Sure Fit Home Products, LLC
First Lien Secured Term Loan	L+ 9.75% (1.00% Floor)	11.70%	10/26/18	07/13/22	5,250	5,178	5,040	1.61
Human Resources & Employment Services
Pluto Acquisition Topco, LLC
First Lien Secured Term Loan	L+ 6.31% (1.50% Floor)	8.23%	01/31/19	01/31/24	12,354	12,152	12,354	3.95
Interactive Media & Services
What If Media Group, LLC
First Lien Secured Term Loan	L+ 7.00% (1.00% Floor)	8.80%	10/02/19	10/02/24	12,919	12,673	12,673	4.05
Internet & Direct Marketing Retail
Potpourri Group, Inc.
First Lien Secured Term Loan	L+ 8.25% (1.50% Floor)	9.94%	07/03/19	07/03/24	18,763	18,385	18,424	5.89
Investment Banking & Brokerage
Arcole Acquisition Corp(5)
First Lien Secured Term Loan A	L+ 8.25% (1.00% Floor)	10.16%	11/29/18	11/30/23	5,231	5,156	4,968	1.59
First Lien Secured Term Loan B	L+ 14.50% (1.00% Floor)	16.41% (1.50% PIK)	11/29/18	11/30/23	1,805	1,779	1,777	0.57
JVMC Holdings Corp. (f/k/a RJO Holdings Corp)
First Lien Secured Term Loan	L+ 6.50% (1.00% Floor)	8.30%	02/28/19	02/28/24	16,190	16,055	16,190	5.17
					23,226	22,990	22,935	7.33
IT Consulting & Other Services
AST-Applications Software Technology LLC
First Lien Secured Term Loan	L+ 8.00% (1.00% Floor)	9.80% (1.00% PIK)	01/10/17	01/10/23	4,236	4,187	4,236	1.35
Leisure Facilities
Honors Holdings, LLC
First Lien Secured Term Loan	L+ 6.86% (1.00% Floor)	8.74%	09/06/19	09/06/24	9,405	9,264	9,305	2.97
First Lien Secured Delayed Draw Loan	L+ 6.00% (1.00% Floor)	7.90%	09/06/19	09/06/24	4,662	4,616	4,612	1.47
Lift Brands, Inc.
First Lien Secured Term Loan	L+ 7.50% (1.00% Floor)	9.44% (0.50% PIK)	04/16/18	04/16/23	10,532	10,387	10,038	3.21
First Lien Secured Revolving Loan(7)	L+ 6.00% (1.00% Floor)	10.75%	04/16/18	04/16/23	158	156	131	0.04
					24,757	24,423	24,086	7.69

WhiteHorse Finance, Inc.

Consolidated Schedule of Investments — (Continued)

December 31, 2019

(in thousands)

Investment Type(1)	Spread Above Index(2)	Interest Rate(3)	Acquisition Date(10)	Maturity Date	Principal/ Share Amount	Amortized Cost	Fair Value(11)	Fair Value As A Percentage of Net Assets
Office Services & Supplies
Empire Office, Inc.
First Lien Secured Term Loan	L+ 6.75% (1.50% Floor)	8.55%	04/12/19	04/12/24	12,224	$12,015	$12,029	3.84%
Other Diversified Financial Services
Sigue Corporation(4)
Second Lien Secured Term Loan(4)	L+ 12.00% (1.00% Floor)	13.94%	12/27/13	05/01/20	24,904	24,905	24,655	7.88
Packaged Foods & Meats
Lenny & Larry’s, LLC
First Lien Secured Term Loan	L+ 7.97% (1.00% Floor)	9.71% (1.18% PIK)	05/15/18	05/15/23	12,293	12,128	11,924	3.81
Research & Consulting Services
Nelson Worldwide, LLC
First Lien Secured Term Loan	L+ 9.25% (1.00% Floor)	11.23%	01/09/18	01/09/23	13,603	13,397	13,263	4.24
ALM Media, LLC
First Lien Secured Term Loan	L+ 6.50% (1.00% Floor)	8.44%	11/25/19	11/25/24	15,750	15,441	15,441	4.93
					29,353	28,838	28,704	9.17
Restaurants
LS GFG Holdings Inc.
First Lien Secured Term Loan	L+ 6.00% (0.00% Floor)	7.80%	11/30/18	11/19/25	10,237	9,977	9,717	3.10
Specialized Consumer Services
True Blue Car Wash, LLC
First Lien Secured Term Loan	L+ 8.12% (1.00% Floor)	9.91%	10/17/19	10/17/24	4,461	4,375	4,375	1.40
First Lien Secured Revolving Loan(7)	L+ 8.12% (1.00% Floor)	9.91%	10/17/19	10/17/24	—	—	(20)	(0.01)
					4,461	4,375	4,355	1.39
Specialty Chemicals
Flexitallic Group SAS
First Lien Secured Term Loan	L+ 6.50% (1.00% Floor)	8.44%	10/28/19	10/29/26	11,750	11,461	11,463	3.66
Specialized Finance
Golden Pear Funding Assetco, LLC(5)
Second Lien Secured Term Loan	L+ 10.50% (1.00% Floor)	12.19%	09/20/18	03/20/24	17,500	17,232	17,500	5.59
Oasis Legal Finance, LLC(5)
Second Lien Secured Term Loan	L+ 10.75% (1.00% Floor)	12.44%	09/09/16	03/09/22	20,000	19,841	20,000	6.39
WHF STRS Ohio Senior Loan Fund LLC
Subordinated Note(4)(5)(7)(14)(15)	L+ 6.50%	8.26%	07/19/19	01/14/29	26,344	26,344	26,344	8.42
					63,844	63,417	63,844	20.40
Systems Software
Vero Parent, Inc.
First Lien Secured Term Loan	L+ 6.00% (1.00% Floor)	7.91%	11/06/19	08/16/24	20,000	18,014	19,025	6.08
Trading Companies & Distributors
Vessco Holdings, LLC
First Lien Secured Term Loan	L+ 6.50% (1.50% Floor)	8.41%	08/22/19	08/22/24	19,067	18,713	18,696	5.97

WhiteHorse Finance, Inc.

Consolidated Schedule of Investments — (Continued)

December 31, 2019

(in thousands)

Investment Type(1)	Spread Above Index(2)	Interest Rate(3)	Acquisition Date(10)	Maturity Date	Principal/ Share Amount	Amortized Cost	Fair Value(11)	Fair Value As A Percentage of Net Assets
Technology Hardware, Storage & Peripherals
Source Code Midco, LLC
First Lien Secured Term Loan	L+ 8.25% (1.00% Floor)	10.18%	05/04/18	05/04/23	23,566	$23,112	$23,566	7.53%
Total Debt Investments					591,199	575,686	566,374	180.94
Equity Investments

Advertising
Fluent, Inc. (f/k/a Cogint, Inc.)(4)(9)	N/A	N/A	11/28/17	N/A	187	560	467	0.15
Diversified Support Services
Quest Events, LLC Preferred Units(4)	N/A	N/A	12/28/18	12/08/25	317	317	276	0.09
ImageOne Industries, LLC Common A Units(4)	N/A	N/A	09/20/19	12/08/25	149	—	48	0.02

Health Care Services
Lab Logistics Preferred Units	N/A	N/A	10/29/19	06/28/28	2	857	857	0.27
PMA Holdco, LLC Warrants(4)	N/A	N/A	06/28/18	06/28/28	8	—	461	0.15
					10	857	1,318	0.42
Other Diversified Financial Services
RCS Creditor Trust Class B Units(4)(6)	N/A	N/A	10/01/17	N/A	143	—	—	—
SFS Global Holding Company Warrants(4)	N/A	N/A	06/28/18	12/28/25	—	—	—	—
Sigue Corporation Warrants(4)	N/A	N/A	06/28/18	12/28/25	22	2,890	3,721	1.19
					165	2,890	3,721	1.19
Specialized Finance
NMFC Senior Loan Program I LLC Units(4)(5)(6)	N/A	N/A	08/13/14	08/31/21	10,000	10,029	9,651	3.08
WHF STRS Ohio Senior Loan Fund LLC(4)(5)(7)(14)	N/A	N/A	07/19/19	08/31/21	6,586	6,586	6,949	2.22

Trading Companies & Distributors
Vessco Holdings, LLC(4)	N/A	N/A	08/22/19	12/31/22	489	800	800	0.26

Trucking
Europcar Mobility Group(5)	N/A	N/A	10/31/19	12/31/22	—	—	84	0.03
Total Equity Investments					17,903	22,039	23,314	7.46
Total Investments					609,102	$597,725	$589,688	188.40%

WhiteHorse Finance, Inc.

Consolidated Schedule of Investments — (Continued)

December 31, 2019

(in thousands)

(1)	Except as otherwise noted, all investments are non-controlled/non-affiliate investments as defined by the Investment Company Act of 1940, as amended (the “1940 Act”), and provide collateral for the Company’s credit facility.

(2)	The investments bear interest at a rate that may be determined by reference to the London Interbank Offered Rate (“LIBOR” or “L”), which resets monthly, quarterly or semiannually, the Canadian Dollar Offered Rate (“CDOR” or “C”) or the U.S. Prime Rate as published by the Wall Street Journal (“Prime” or “P”). The one, three and six-month LIBOR were 1.8%, 1.9% and 1.9%, respectively, as of December 31, 2019. The Prime was 4.75% as of December 31, 2019. The CDOR was 2.0% at December 31, 2019.

(3)	The interest rate is the “all-in-rate” including the current index and spread, the fixed rate, and the payment-in-kind (“PIK”) interest rate, as the case maybe.

(4)	The investment or a portion of the investment does not provide collateral for the Company’s credit facility.

(5)	Not a qualifying asset under Section 55(a) of the 1940 Act. Under the 1940 Act, the Company may not acquire any non-qualifying asset unless, at the time the acquisition is made, qualifying assets represent at least 70% of total assets. Qualifying assets represented 84%, of total assets as of the date of the consolidated schedule of investments.

(6)	Investment is a non-controlled/affiliate investment as defined by the 1940 Act.

(7)	The investment has an unfunded commitment in addition to any amounts presented in the consolidated schedule of investments as of December 31, 2019.

(8)	The investment is on non-accrual status.

(9)	The fair value of the investment was determined using observable inputs. There are no legal restrictions on sales of the investment.

(10)	Except as otherwise noted, all of the Company’s portfolio company investments, which as of the date of the consolidated schedule of investments represented 188% of the Company’s net assets or 93% of the Company’s total assets, are subject to legal restrictions on sales.

(11)	Except as otherwise noted, the fair value of each investment was determined using significant unobservable inputs.

(12)	The investment was comprised of two contracts, which were indexed to different base rates, L and P, respectively. The Spread Above Index and Interest Rate presented represent the weighted average of both contracts.

(13)	Principal amount is denominated in Canadian dollars.

(14)	Investment is a controlled affiliate investment as defined by the 1940 Act. On January 14, 2019, the Company entered into an agreement with State Teachers Retirement System of Ohio, a public pension fund established under Ohio law (“STRS Ohio”), to create WHF STRS Ohio Senior Loan Fund, LLC (“STRS JV’’), a joint venture, which invests primarily in senior secured first and second lien term loans.

(15)	Security is perpetual with no defined maturity date.

Contacts

Stuart Aronson
WhiteHorse Finance, Inc.
212-506-0500
saronson@higwhitehorse.com

or

Joyson Thomas
WhiteHorse Finance, Inc.
305-379-2322
jthomas@higwhitehorse.com

or

Sean Silva
Prosek Partners
646-818-9122
ssilva@prosek.com

Source: WhiteHorse Finance, Inc.